As filed with the Securities and Exchange Commission on August 9, 2007

Registration No. 333- ________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________________

THESTREET.COM, INC.
(Exact name of Registrant as specified in its charter)

________________________________

Delaware	06-1515824
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

14 Wall Street, 15th Floor
New York, New York
10005
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 321-5000

THESTREET.COM, INC. 2007 PERFORMANCE INCENTIVE PLAN
(Full title of the plan)

________________________________

JORDAN GOLDSTEIN
 (Vice President, General Counsel and Secretary)
TheStreet.com, Inc.
14 Wall Street, 15th Floor
New York, New York
10005
 (Name, address and telephone number, including area code, of agent for service)

________________________________

Copy to:

KENNETH LEFKOWITZ, ESQ.
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount	Offering	Aggregate
Title of Securities	to be	Price Per	Offering	Amount of
to be Registered (1)	Registered (2) (3)	Share (4)	Price (4)	Registration Fee (5)
Common Stock,
par value $.01 per share	1,474,702 shares	$11.52	$16,988,567	$521.55

FOOTNOTES

(1)	Each share of Common Stock includes a related right (a “Right”) to purchase junior participating preferred stock of the Registrant. The Rights are not exercisable or transferable apart from the Common Stock at this time, and accordingly no independent value is attributable to such Rights.

(2)	The shares being registered consists of (i) 1,250,000 shares not previously registered and (ii) 224,702 shares (the “Carryover Shares”) previously registered on Form S-8 (No. 333-131753 filed on February 10, 2006) (the “Prior Registration Statement”) for delivery under the Registrant’s 1998 Stock Incentive Plan (“1998 Plan”), which are available for grant as of the date hereof. Pursuant to a contemporaneously filed post-effective amendment to the Prior Registration Statement, the Carryover Shares are being deregistered from the Prior Registration Statement and transferred to this Registration Statement, together with the associated registration fee, for delivery under the Registrant’s 2007 Performance Incentive Plan (“2007 Plan”).

(3)	This Registration Statement also relates to such indeterminate number of additional shares (and related Rights) as may be issuable pursuant to stock splits, stock dividends, or similar transactions.

(4)	The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based on a price of $11.52 per share, which is the average of the high ($11.98) and low ($11.06) sales prices of the Common Stock on August 7, 2007 on the Nasdaq Global Market.

(5)	Pursuant to Rule 457(p) under the Securities Act of 1933, the $521.55 aggregate total registration fee for the 1,474,702 shares registered on this Registration Statement is offset by registration fees in the amount of $187.78 previously paid with respect to the Carryover Shares in connection with the Prior Registration Statement. Accordingly, the Registrant is currently paying a registration fee of $333.77 in connection with the filing of this Registration Statement.

EXPLANATORY STATEMENT

          This Registration Statement on Form S-8 (this “Registration Statement”) relates to the registration of 1,474,702 shares of common stock, par value $0.01 per share, and associated preferred stock purchase rights (“Common Stock”), of TheStreet.com, Inc. (the “Registrant”) for issuance pursuant to awards granted under the TheStreet.com, Inc. 2007 Performance Incentive Plan (the “2007 Plan”), which was approved by the stockholders of the Registrant on May 24, 2007. The 2007 Plan replaces the Registrant’s former stock incentive plan, TheStreet.com, Inc. 1998 Stock Incentive Plan, as amended and restated (the “1998 Plan”). No future awards will be made under the 1998 Plan. According to the terms of the 2007 Plan, any unused shares authorized for awards under the 1998 Plan are available for issuance under the 2007 Plan.

          The 1,474,702 shares of Common Stock being registered under this Registration Statement are comprised of: (i) 1,250,000 shares authorized for issuance under the 2007 Plan which were not previously registered and (ii) 224,702 shares previously registered for issuance under the 1998 Plan. None of the shares being registered hereunder relating to the 1998 Plan may be issued under the 1998 Plan; such shares may be offered and sold only under the 2007 Plan.

          Contemporaneously with the filing of this Registration Statement on Form S-8, the Registrant is filing a Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister 224,702 shares of Common Stock previously authorized for issuance under the 1998 Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The Registrant has sent or given or will send or give documents containing the information specified by Part I of this Registration Statement to participants in the 2007 Plan, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. The Registrant is not filing such documents with the Commission, but these documents constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

          The following documents filed by the Registrant under the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007;

(c)	The Registrant’s Current Reports on Form 8-K filed February 15, 2007, March 7, 2007, March 30, 2007, April 26, 2007, June 1, 2007, June 26, 2007 and August 8, 2007; and

(d)	The description of the Registrant’s Common Stock and Rights contained in the Registrant’s registration statements therefor and subsequent amendments thereof.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

          Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities

          Not applicable.

Item 5.  Interests of Named Experts and Counsel

          An opinion on the legality of the securities registered hereby has been rendered by Jordan Goldstein, Vice President, General Counsel and Secretary of the Registrant. Mr. Goldstein is an employee of the Registrant and is eligible to be granted awards under the 2007 Plan.

Item 6.  Indemnification of Directors and Officers

          Section 102 of the Delaware General Corporation Law ("DGCL"), as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

          Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of such corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.

          Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

           The Registrant’s Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

  for any breach of the director's duty of loyalty to the Registrant or its stockholders;
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  under section 174 of the DGCL regarding unlawful dividends and stock purchases; or
  for any transaction from which the director derived an improper personal benefit.

           The Registrant’s Amended and Restated Bylaws require the Registrant to indemnify its directors and officers to the fullest extent permitted by Delaware law, and to advance expenses as incurred by them in connection with a legal proceeding to the fullest extent permitted by Delaware law. The indemnification provisions contained in the Registrant's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the Registrant maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 7.  Exemption from Registration Claimed

          Not applicable.

Item 8.  Exhibits

Number	Description
*4.1	Amended and Restated Certificate of Incorporation
**4.2	Amended and Restated Bylaws
*4.3	TheStreet.com Rights Agreement
†4.4	Amendment No. 1 to Rights Agreement
††4.5	TheStreet.com, Inc. 2007 Performance Incentive Plan
5.1	Opinion of Jordan Goldstein, General Counsel to the Registrant
23.1	Consent of Marcum & Kliegman LLP
23.2	Consent of Ernst & Young LLP
23.3	Consent of Jordan Goldstein – Contained in Exhibit 5.1
24.1	Powers of Attorney

*	Incorporated by reference to Exhibits to the Registrant’s Registration Statement on Form S-1 filed February 23, 1999 (File No. 333-72799) .

**	Incorporated by reference to Exhibits to the Registrant’s 1999 Annual Report on Form 10-K filed March 30, 2000.

†	Incorporated by reference to Exhibits to the Registrant’s 2000 Annual Report on Form 10-K filed April 2, 2001.

††	Filed as Appendix A to the Registrant’s Proxy Statement for its 2007 Annual Meeting of Stockholders, filed April 23, 2007.

Item 9.  Undertakings

     (a)     The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 9th day of August, 2007.

THESTREET.COM, INC.

By: /s/ Thomas J. Clarke, Jr.
Thomas J. Clarke, Jr.
Chairman and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 9th day of August, 2007.

Signature	Capacity	Date

*	Chairman of the Board and	August 9, 2007
Thomas J. Clarke, Jr.	Chief Executive Officer

*	Chief Financial Officer	August 9, 2007
Eric Ashman

*	Controller	August 9, 2007
Richard Broitman	(chief accounting officer)

*	Director	August 9, 2007
James J. Cramer

*	Director	August 9, 2007
Jeffrey A. Cunningham

*	Director	August 9, 2007
William R. Gruver

*	Director	August 9, 2007
Daryl Otte

*	Director	August 9, 2007
Martin Peretz

*	Director	August 9, 2007
Jeffrey A. Sonnenfeld

*	By: /s/ Thomas J. Clarke, Jr.	,
as authorized by Power of Attorney
filed as Exhibit 24.1 to this
Registration Statement

EXHIBIT INDEX

Number	Description
*4.1	Amended and Restated Certificate of Incorporation
**4.2	Amended and Restated Bylaws
*4.3	TheStreet.com Rights Agreement
†4.4	Amendment No. 1 to Rights Agreement
††4.5	TheStreet.com, Inc. 2007 Performance Incentive Plan
5.1	Opinion of Jordan Goldstein, General Counsel to the Registrant
23.1	Consent of Marcum & Kliegman LLP
23.2	Consent of Ernst & Young LLP
23.3	Consent of Jordan Goldstein – Contained in Exhibit 5.1
24.1	Powers of Attorney

*	Incorporated by reference to Exhibits to the Registrant’s Registration Statement on Form S-1 filed February 23, 1999 (File No. 333-72799) .

**	Incorporated by reference to Exhibits to the Registrant’s 1999 Annual Report on Form 10-K filed March 30, 2000.

†	Incorporated by reference to Exhibits to the Registrant’s 2000 Annual Report on Form 10-K filed April 2, 2001.

††	Filed as Appendix A to the Registrant’s Proxy Statement for its 2007 Annual Meeting of Stockholders, filed April 23, 2007.